Filed Pursuant to Rule 424(b)(3)
Registration No. 333-275761

Prospectus Supplement No. 1

to Prospectus dated December 20, 2024

5,000,000 Shares

Common Stock

EzFill Holdings, Inc.

This prospectus supplement no. 1 amends and supplements the prospectus dated December 20, 2024, relating to the firm commitment public offering of up to 5,000,000 shares of common stock, $0.0001 par value per share of EzFill Holdings, Inc. (the “Company”). The foregoing prospectus and this prospectus supplement are collectively referred to as the “prospectus.” Please keep this prospectus supplement with your prospectus for future reference.

This prospectus supplement incorporates into the prospectus the attached Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 2, 2025.

This prospectus supplement is not complete without the prospectus, including any supplements and amendments thereto. This prospectus supplement should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus, including any supplements and amendments thereto.

Investing in our common stock should be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” section of the prospectus to read about the risks you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Capitalized terms contained in this prospectus supplement have the same meanings as in the prospectus unless otherwise stated herein.

ThinkEquity

The date of this prospectus supplement is January 2, 2025

Index of SEC Filings

The following report listed below is filed as a part of this prospectus supplement no. 1.

Appendix No.	Description

Appendix 1	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2025.

Appendix 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305 -791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note, dated as of December 26, 2024:

On December 26, 2024, EzFill Holdings, Inc. (the “Company”) and Gad International Ltd. (the “Lender”) entered into a promissory note (the “December 26 Note”) for the sum of $2,500,000 (the “Loan”) to be used for the Company’s working capital needs, including without limitation the purchase of equipment.

Unless the December 26 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 26 Note, along with accrued interest, will be due and payable in full on February 23, 2025. Further, the Company agreed among other things to pay the Lender a commitment fee of $400,000 in consideration of the Loan, and an optional extension fee of $200,000 for any month or part thereof in which the Company requests an additional 30-day extension to the Loan, upon the Lender’s written consent.

If any amount payable under the Loan is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount will bear interest at a rate of twenty-one percent (21%). Additionally, the Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $5,000,000 worth of shares of Company common stock to the Lender if the December 26 Note is not repaid on or before February 23, 2025. Such shares of common stock will be valued based on the Nasdaq official closing price for the Company’s common stock as of date of the issuance of the December 26 Note.

The information set forth above is qualified in its entirety by reference to the December 26 Note, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Promissory Note, dated as of December 30, 2024:

On December 30, 2024, the Company and NextNRG Holding Corp. (formerly Next Charging, LLC) (“Next”) entered into a promissory note (the “December 30 Note”) for the sum of $330,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The unpaid principal balance of the December 30 Note has a fixed rate of interest of 8% per annum. Unless the December 30 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 30 Note, along with accrued interest, will be due and payable in full on December 30, 2025.

If the Company defaults on the December 30 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 30 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 30 Note.

The Company and Next have agreed that the total cumulative number of common stock issued to Next under the December 30 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of the December 30 Note must be repaid in cash at the request of Next.

The December 30 Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 30 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 30 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

The information set forth above is qualified in its entirety by reference to the December 30 Note, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Michael Farkas is the chief executive officer and the controlling shareholder of Next (the “CEO”). The CEO is also the beneficial owner of approximately 70% of the Company’s issued and outstanding common stock. As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 16, 2023 and on November 8, 2023, the Company, the members of Next (a limited liability company at the time of such filings) and the CEO (the managing member of Next at the time), as an individual and also as the representative of the members of Next, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from such members of Next 100% of the membership interests of Next in exchange for the issuance by the Company to the members of Next of shares of common stock, par value $0.0001 per share, of the Company. Additionally and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 14, 2024, a second amended and restated exchange agreement to the Exchange Agreement was entered into between the Company, the shareholders of Next and the CEO to reflect the conversion of Next Charging, LLC to NextNRG Holding Corp., a corporation organized in the State of Nevada (the “Second Amended and Restated Exchange Agreement”).

Additionally, and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on July 22, 2024, the first amendment to the second amended and restated exchange agreement was entered into between the Company and the CEO as the representative of the shareholders of Next (“Shareholders’ Representative”). The first amendment provides that, in the event that the Company at any time prior to the Closing undertakes any forward split of the Common Stock, or any reverse split of the Common Stock, any references to numbers of shares of Common Stock as set forth in the Second Amended and Restated Exchange Agreement shall be deemed automatically updated and amended at such time to equitably account therefor. Further, in the event the Company undertakes any forward split of the Common Stock or any reverse split of the Common Stock following the Closing, any references to any of numbers of Exchange Shares as set forth in the Second Amended and Restated Exchange Agreement shall be deemed similarly automatically adjusted to the extent still applicable, including, without limitation to the numbers of Exchange Shares vesting or being forfeited pursuant to the terms and conditions of the Second Amended and Restated Exchange Agreement.

On September 25, 2024, the Company and the Shareholders’ Representative entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment Agreement”) to change the number of the Company’s common stock shares to be issued to the shareholders of Next by the Company in exchange for 100% of the shares of Next to 100,000,000 shares of the Company’s common stock. The Second Amendment Agreement also provides that in the event NextNRG completes the acquisition of STAT-EI, Inc. (“SEI” or “STAT”), prior to the closing, then 50,000,000 shares will vest on the closing date, and the remaining 50,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”). Next completed the acquisition of SEI on January 19, 2024, and thus 50,000,000 shares will vest on the closing date, and 50,000,000 Restricted Shares will be subject to vesting or forfeiture. 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Exchange Agreement) and 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company either reaching annual revenues exceeding $100 million, the Company completing projects with deployment costs greater than $100 million, or the Company completing a capital raise greater than $25 million. The Second Amendment Agreement also provides that prior to the closing, Next may issue additional shares of Next stock to one or more additional persons and, in such event, such persons will execute a joinder to the Exchange Agreement and will become a party thereto. In addition, prior to the closing, subject to the approval of the Shareholders’ Representative, certain shareholders of Next may transfer their shares of Next stock to persons who are currently shareholders of Next or who would become new shareholders of Next. The Second Amendment Agreement also provides that the Company will undertake such actions as needed to obtain the approval of the stockholders of the Company for the adoption and approval of the Exchange Agreement, as amended, and the transactions contemplated thereby including the issuance of the Company’s common stock thereunder.

Upon occurrence of the Closing, Next will become a wholly-owned subsidiary of the Company. As of the date of this Current Report on Form 8-K, the Closing has not occurred.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Any issuance of shares of the Company’s common stock will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Item 8.01 Other Events.

Certain Receivable Financing Arrangements, dated as of December 27, 2024:

On December 27, 2024, the Company entered certain receivable financing arrangements with the following parties: (i) Revenue Purchase Agreement and Guaranty of Performance with GALT FUNDING Co. (the “Galt Agreement”); (ii) Sales of Future Receipts Agreement with Redstone Advance Inc. (the “Redstone Agreement”); and (iii) Future Receivables Sale and Purchase Agreement with Funderzgroup LLC dba Mr. Advance (the “Funderzgroup Agreement”, and together with the Galt Agreement and the Redstone Agreement, the “Receivable Financing Agreements”). Each of the Receivable Financing Agreements shall expire when the amounts financed thereunder are paid in full to the respective lenders, which the Company expects to be approximately six (6) months from the date of their signing.

The Galt Agreement provides the Company with $500,000 in receivables financing subject to an origination fee of $15,000 and a payment schedule of $27,500 per week. The Redstone Agreement provides the Company with $1,000,000 in receivables financing subject to an origination fee of $30,035 and a payment schedule of $55,000 per week. The Funderzgroup Agreement provides the Company with $1,000,000 in receivables financing subject to fees of $30,035 and a payment schedule of $55,000 per week.

Each of the Receivable Financing Agreements provide for certain representations and covenants that are customary for these types of transactions.

Forward Looking Statement

This Current Report on Form 8-K contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in the registration statement that we have filed with the U.S. Securities and Exchange Commission. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur. Past performance is not indicative of future results. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a total risk of loss.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Promissory Note, dated as of December 26, 2024, by and between EzFill Holdings, Inc. and Gad International Ltd.
10.2	Promissory Note, dated as of December 30, 2024, by and between EzFill Holdings, Inc. and NextNRG Holding Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been redacted pursuant to Instruction No. 6 of Item 1.01 of Form 8-K or otherwise omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish a copy of all unredacted and omitted schedules and exhibits to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2025

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Chief Executive Officer

Exhibit 10.1

PROMISSORY NOTE

$2,500,000	December 26, 2024

FOR VALUE RECEIVED, EzFill Holdings, Inc., a Delaware corporation having an address of 57 NW 183rd Street, Miami, Florida 33169 (the “Borrower”), hereby promises to pay to the order of, Gad International Ltd., a New York corporation (the “Lender”), at Lender’s offices, or such other place as Lender shall designate in writing from time to time, the principal sum of $2,500,000.00 (the “Loan”), in US Dollars.

1. PAYMENT OF PRINCIPAL. Unless this Note is otherwise accelerated, or extended in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note shall be due and payable in full on February 23, 2025 (the “Maturity Date”).

2. APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, principal, and any other fees, costs and expenses which Borrower is obligated to pay under this Note.

3. TENDER OF PAYMENT. Payment on this Note is payable on or before 5:00 p.m. on the due date thereof, and shall be credited on the date the funds become available, in Lender’s account, in lawful money of the United States.

4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:

4.2. Execution of Loan Documents. This Note has been duly executed and delivered by Borrower. Execution, delivery and performance of this Note will not: (i) violate any contracts previously entered into by Borrower, provision of law, order of any court, agency or other instrumentality of government, or any provision of any indenture, agreement or other instrument to which he is a party or by which he is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

4.3. Obligations of Borrower. This Note is a legal, valid and binding obligation of Borrower, enforceable against him in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally.

4.4. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) Borrower’s right to carry on its business substantially as now conducted (and as now contemplated); (ii) its financial condition; or (iii) its capacity to consummate and perform its obligations under this Note.

4.5. Commitment Fee. Borrower agrees that it is paying a commitment fee of $400,000 for the loan. This amount will be withheld from the loan proceeds.

4.6. Optional Extention Fee. In the event that Borrower requires an additional 30-day extension to the Loan, upon Lender’s written consent, which is in its sole and absolute discretion, in the event any such extension is granted, a $200,000 extension fee for any month or part thereof of any extension, will become due and payable upon consent.

4.7. Legal Fees. Borrower agrees that it is paying $40,000 of legal fees in relation to this transaction. This amount will be withheld from the loan proceeds

4.8. Irrevocable Letter. Borrower will execute an irrevocable transfer instruction with its transfer agent which states that it is instructing its transfer agent to issue $5,000,000 worth of its common stock to lender if this Note is not repaid on or before the Maturity Date. The letter is attached hereto as Exhibit A. The Common Stock will be valued based on the Nasdaq official closing price for the Company’s common stock on the date this Note is issued.

4.9. No Defaults. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which he is a party or by which he is bound.

4.10. No Untrue Statements. No document, certificate or statement furnished to Lender by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Borrower acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as an inducement to make the Loan to Borrower.

4.11. Documentary and Intangible Taxes. Borrower shall be liable for all documentary stamp and intangible taxes assessed at the closing of the Loan or from time to time during the life of the Loan.

5. DEFAULT.

5.1 Events of Default. Each of the following shall constitute an event of default hereunder (an “Event of Default”): (a) the failure of Borrower to pay any amount of principal hereunder when it becomes due and payable; (b) Borrower becoming insolvent or declaring bankruptcy; (c) the discovery that any of the Borrower representations were untrue; or (d) the occurrence of any other default in any material term, covenant or condition hereunder,. Borrower shall promptly notify Lender of the occurrence of any default, Event of Default, adverse litigation or material adverse change in its financial condition.

5.2. If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at a rate of twenty-one percent (21%) (the “Default Rate”). If at any time the interest rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such interest rate shall be reduced automatically to the maximum rate permitted.

6. REMEDIES. If an Event of Default exists, Lender may exercise any right, power or remedy permitted by law or as set forth herein, including, without limitation, the right to declare the entire unpaid principal amount hereof, to be, and such principal and other sums shall thereupon become, immediately due and payable.

7. MISCELLANEOUS.

7.2. Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Lender and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower, so long as there is a mandatory requirement to provide such disclosure. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

7.3. Integration. This Note constitutes the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

7.4. Borrower’s Obligations Absolute. The obligations of Borrower under this Note shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

7.4.1. any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, this Note, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

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7.4.2. any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Note;

7.4.3. any furnishing of any additional security to the Borrower or its assignee or any acceptance thereof or any release of any security by the Lender or its assignee; or

7.4.4. any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof.

7.5. No Usurious Amounts. Notwithstanding anything herein to the contrary, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law (the “Maximum Rate”). If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of the Maximum Rate, the rate of interest under this Note shall be deemed to be immediately reduced to the Maximum Rate and the portion of all prior interest payments in excess of the Maximum Rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance, unless Borrower shall notify Lender, in writing, that Borrower elects to have such excess sum returned to it forthwith. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the Maximum Rate, any non-principal payment, including, without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

7.6. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be automatically added hereto a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

7.7. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

7.8. Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

7.9. Jurisdiction; etc. Borrower hereby consents that any action or proceeding against him be commenced and maintained in any court in Miami-Dade County Florida and Borrower agrees that the courts in Miami-Dade County Florida shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

7.10. Notices. All notices from the Borrower to Lender and Lender to Borrower required or permitted by an provision of this Note shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed to the address set forth above.

Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is address on the third (3rd) calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice. The parties may add, deleted, or alter any address to which notice is to be provided by providing written notice of such change pursuant to the terms of this section.

7.11. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without regard to conflict of laws principles.

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7.12. Waiver of Jury Trial. BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

BORROWER:

EzFill Holdings, Inc.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	CEO

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Exhibit 10.2

PROMISSORY NOTE

$330,000	December 30, 2024

FOR VALUE RECEIVED, EZFILL HOLDINGS, INC., a Delaware corporation having an address of 67 NW 183rd St., Aventura, Florida 33169 (the “Borrower”), hereby promises to pay to the order of NextNRG Holding Corp. a Nevada corporation having an address of 407 Lincoln Road, Ste 9F, Miami Beach, Fl. 33139 (the “Lender”), at Lender’s offices, or such other place as Lender shall designate in writing from time to time, the principal sum of $330,000.00 (the “Loan”), in US Dollars, together with interest thereon as hereinafter provided.

1. INTEREST RATE. The unpaid principal balance of this Promissory Note (the “Note”) from day to day outstanding shall bear a fixed rate of interest equal to 8% per annum.

2. ORIGINAL ISSUE DISCOUNT. The Parties agree that this note is being issued with an original issue discount of $30,000.

3. PAYMENT OF PRINCIPAL AND INTEREST. Unless this Note is otherwise accelerated, or extended in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note plus all accrued interest shall be due and payable in full on December 30, 2025 (the “Maturity Date”).

4. APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, and any other fees, costs and expenses which Borrower is obligated to pay under this Note.

5. TENDER OF PAYMENT. Payment on this Note is payable on or before 5:00 p.m. on the due date thereof, at the office of Lender specified above and shall be credited on the date the funds become available, in Lender’s account, in lawful money of the United States. If this Note is paid anytime prior to December 3, 2025 the interest for the entire year shall be due upon payment.

6. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:

6.2. Execution of Loan Documents. This Note has been duly executed and delivered by Borrower. Execution, delivery and performance of this Note will not: (i) violate any contracts previously entered into by Borrower, provision of law, order of any court, agency or other instrumentality of government, or any provision of any indenture, agreement or other instrument to which he is a party or by which he is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature; and (iii) require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority.

6.3. Obligations of Borrower. This Note is a legal, valid and binding obligation of Borrower, enforceable against him in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally.

6.4. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) Borrower’s right to carry on its business substantially as now conducted (and as now contemplated); (ii) its financial condition; or (iii) its capacity to consummate and perform its obligations under this Note.

6.5. No Defaults. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which he is a party or by which he is bound.

6.6. No Untrue Statements. No document, certificate or statement furnished to Lender by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Borrower acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as an inducement to make the Loan to Borrower.

6.7. Documentary and Intangible Taxes. Borrower shall be liable for all documentary stamp and intangible taxes assessed at the closing of the Loan or from time to time during the life of the Loan.

6.8. The loan funds shall be used solely for Borrower’s working capital needs.

7. EVENTS OF DEFAULT. Each of the following shall constitute an event of default hereunder (an “Event of Default”): (a) the failure of Borrower to pay any amount of principal or interest hereunder with three (3) business days from when it becomes due and payable; (b) Borrower becoming insolvent or declaring bankruptcy; (c) the discovery that any of the Borrower representations were untrue; or (d) the occurrence of any other default in any material term, covenant or condition hereunder, and the continuance of such breach for a period of ten (10) days after written notice thereof shall have been given to Borrower. Borrower shall promptly notify Lender of the occurrence of any default, Event of Default, adverse litigation or material adverse change in its financial condition.

If an Event of Default occurs all sums of Principal and Interest and all other amounts payable hereunder multiplied by 150% the then remaining unpaid hereon shall be immediately due and payable.

Upon default, the Lender shall have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under this Note into fully paid and non-assessable shares of Common Stock.

The conversion price (as adjusted, the “Conversion Price”) shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or (b) $0.70 (the “Floor Price”). Notwithstanding anything to the contrary contained in this Note the Lender and the Borrower agree that the total cumulative number of Common Shares issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Borrower is unable to obtain Shareholder Approval to issue Common Shares to the Lender in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at the request of the Lender. Notwithstanding anything to the contrary set forth herein, the Conversion Price shall not exceed the closing price of EzFill’s common stock on the Nasdaq on the date of this Note.

8. REMEDIES. If an Event of Default exists, Lender may exercise any right, power or remedy permitted by law or as set forth herein, including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable.

9. MISCELLANEOUS.

9.2. Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Lender and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower, so long as there is a mandatory requirement to provide such disclosure. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

9.3. Integration. This Note constitutes the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

9.4. Borrower’s Obligations Absolute. The obligations of Borrower under this Note shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

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9.4.1. any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, this Note, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

9.4.2. any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Note;

9.4.3. any furnishing of any additional security to the Borrower or its assignee or any acceptance thereof or any release of any security by the Lender or its assignee; or

9.4.4. any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof.

9.5. No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Lender of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Lender and Borrower.

9.6. No Usurious Amounts. Notwithstanding anything herein to the contrary, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law (the “Maximum Rate”). If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of the Maximum Rate, the rate of interest under this Note shall be deemed to be immediately reduced to the Maximum Rate and the portion of all prior interest payments in excess of the Maximum Rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance, unless Borrower shall notify Lender, in writing, that Borrower elects to have such excess sum returned to it forthwith. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the Maximum Rate, any non-principal payment, including, without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

9.7. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be automatically added hereto a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.8. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

9.9. Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.10. Sales or Participations. Lender may, from time to time, sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower were directly indebted to such holder. Lender may in its discretion give notice to Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

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9.11. Jurisdiction; etc. Borrower hereby consents that any action or proceeding against him be commenced and maintained in any court in Miami-Dade County Florida and Borrower agrees that the courts in Miami-Dade County Florida shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

9.12. Notices. All notices from the Borrower to Lender and Lender to Borrower required or permitted by an provision of this Note shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed to the address set forth above.

Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is address on the third (3rd) calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice. The parties may add, deleted, or alter any address to which notice is to be provided by providing written notice of such change pursuant to the terms of this section.

9.13. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without regard to conflict of laws principles.

9.14. Waiver of Jury Trial. BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

9.15. Adjustment Due to Stock Split by Borrower. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes Borrower shall: (i) subdivides outstanding shares of its Common Stock into a larger number of shares, or (ii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each case the number of shares and the price for any conversion under this Note shall be adjusted in alignment with, in accordance with, and by the same ratios or multipliers of, any such subdivision, split, reverse split set forth in items (i) and (ii) of this subsection.

Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

BORROWER:

EzFill Holdings, Inc.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	CEO

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